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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports, included in The Ultimate Software Group, Inc.'s Form S-1 Registration Statement (No. 333-47881) for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP



Miami, Florida
  June 3, 1998.